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                                                              EXHIBIT 11-19

                               DTE ENERGY COMPANY
                      BASIC AND DILUTED EARNINGS PER SHARE
                                 OF COMMON STOCK

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                                                                        Three Months           Six Months
                                                                            Ended                 Ended
                                                                        June 30, 2000         June 30, 2000
                                                                     ------------------     -----------------
                                                                       (Thousands, except per share amounts)
BASIC:
     Net income........................................................ $  108,405           $   225,266
     Weighted average number of common
       shares outstanding (a)..........................................    142,659               143,583
     Earnings per share of common stock
       based on weighted average number
       of shares outstanding........................................... $     0.76           $      1.57

DILUTED:
     Net income........................................................ $  108,405           $   225,266

     Weighted average number of common
       shares outstanding (a)..........................................    142,659               143,583
     Incremental shares from assumed exercise
       of options......................................................         42                    57
                                                                       -----------           -----------
                                                                           142,701               143,640
                                                                       ===========           ===========

     Earnings per share of common stock
       assuming exercise of options.................................... $     0.76           $      1.57

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(a)  Based on a daily average.
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